POWER OF ATTORNEY
Form 144

With respect to holdings of and transactions in securities issued by Expensify, Inc. (the “Company”), the undersigned hereby constitutes and appoints Ryan Schaffer, Chief Financial Officer of the Company, and Cole Eason, Secretary of the Company, each in their respective capacities as such, and each of their respective successors in such offices, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.execute for and on behalf of the undersigned an electronic Notice of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”) relating to such sales, in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); and

2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 complete and execute any amendment or amendments thereto, and to timely file the Form 144, and any amendment thereto, with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the requirements of Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144 with respect to the undersigned’s transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of May, 2023.

Barrett Trust LLC

/s/ David Barrett
David Barrett
General Manager